Exhibit 10.44

ADVISOR FUNDING AGREEMENT

This ADVISOR FUNDING AGREEMENT (this “Agreement”) is executed this      day of             , 2019 by and among Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), SSSHT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), SSSHT Advisor, LLC, a Delaware limited liability company (the “Advisor”), and SmartStop Asset Management, LLC, a Delaware limited liability company (the “Sponsor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership, and the Advisor are parties to that certain Amended and Restated Advisory Agreement dated May 1, 2018, as amended to date (the “Advisory Agreement”);

WHEREAS, the Company has been offering (the “Offering”) shares of Class A, Class T and Class W common stock pursuant to a Registration Statement on Form S-11 (the “Registration Statement”) filed with the Securities and Exchange Commission (SEC File No. 333-220646);

WHEREAS, in connection with this Agreement, the Company desires to cease selling shares of Class A, Class T and Class W common stock in the primary portion of the Offering and begin offering shares of Class Y and Class Z common stock pursuant to the new prospectus contained in the Registration Statement (the “Prospectus”);

WHEREAS, the Advisor hereby agrees to fund the payment of all upfront sales commissions, dealer manager fees and organization and offering expenses in connection with the sales of shares of Class Y and Class Z common stock in the Offering pursuant to the terms of this Agreement;

WHEREAS, in connection with the Advisor agreeing to enter into this Agreement, the Company and the Operating Partnership have simultaneously agreed to enter into Amendment No. 2 to the Amended and Restated Advisory Agreement

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, agree as follows:

1.    Funding of Offering Expenses. Effective upon the commencement of the sale of shares of Class Y and Class Z common stock in the Offering and subject to the limitation described below, the Advisor agrees to fund the payment (as further described in the Prospectus) of (i) the upfront 3% sales commission for the sale of Class Y shares, (ii) the upfront 3% dealer manager fee for the sale of Class Y shares, and (iii) the estimated 1% organization and offering expenses for the sale of Class Y shares and Class Z shares. The Sponsor agrees to provide the Advisor with any funds necessary for the Advisor to perform under this Agreement. The Advisor agrees that within 60 days after the end of the month in which the Offering terminates, the Advisor shall reimburse the Company to the extent organization and offering expenses incurred in good faith exceed the 1% estimate being funded by the Advisor pursuant to this Agreement. The Company agrees that within 60 days after the end of the month in which the Offering terminates, the Company shall reimburse the Advisor to the extent organization and offering expenses are less than the 1% estimate being funded by the Advisor pursuant to this Agreement.

2.    Limitation of Funding Obligation. The obligation of the Advisor to fund the offering expenses set forth in Section 1 hereof shall be limited to the Company raising $250 million in gross offering proceeds from the sale of Class Y shares pursuant to the Offering.

3.    Termination Date. This Agreement shall terminate upon the termination of the Offering; provided, however, the Advisor may terminate this Agreement at any time in its sole discretion after the Company has raised $250 million in gross offering proceeds from the sale of Class Y shares pursuant to the Offering.

4.    Notices. Any notice in this Agreement permitted to be given, made or accepted by any party to the another, must be in writing and may be given or served by (a) overnight courier, (b) depositing the same in the United States mail, postpaid, certified, return receipt requested, or (c) facsimile transfer. Notice deposited in the United States mail shall be deemed given when mailed. Notice given in any other manner shall be effective when received at the address of the addressee. For purposes hereof the addresses of the parties, until changed as hereafter provided, shall be as follows:

To the Advisor or Sponsor:	SSSHT Advisor, LLC Attention: H. Michael Schwartz 10 Terrace Road Ladera Ranch, California 92694 Fax: 949-429-6606

To the Company or the Operating Partnership:	Strategic Student & Senior Housing Trust, Inc. Attention: H. Michael Schwartz 10 Terrace Road Ladera Ranch, California 92694 Fax: 949-429-6606

Any party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 4.

5.    Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

6.    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (a) if the Company or the Operating Partnership shall merge or consolidate with or into, or sell or otherwise transfer substantially all its assets to, another company which assumes the Company’s and the Operating Partnership’s obligations under this Agreement, the Company and/or the Operating Partnership may assign its rights hereunder to that successor company, and (b) the Advisor may assign its rights and obligations hereunder to any affiliate. Any attempted transfer or assignment in violation of this Section 6 shall be void.

7.    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.    Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

10.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California.

11.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.    No Strict Construction. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Advisor Funding Agreement to be effective as of the date first above written.

COMPANY:

Strategic Student & Senior Housing Trust, Inc., a Maryland corporation

By:
H. Michael Schwartz, Chief Executive Officer

OPERATING PARTNERSHIP:

SSSHT Operating Partnership, L.P., a Delaware limited partnership

By:	Strategic Student & Senior Housing Trust, Inc., a Maryland corporation and its General Partner

By:
H. Michael Schwartz Chief Executive Officer

ADVISOR:

SSSHT Advisor, LLC, a Delaware limited liability company

By:
H. Michael Schwartz, Chief Executive Officer

SPONSOR:

SmartStop Asset Management, LLC, a Delaware limited liability company

By:
H. Michael Schwartz, Chief Executive Officer

[Signature Page to Advisor Funding Agreement]